UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         October 14, 2004

Hibernia Corporation
(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation)	1-10294 (Commission File Number)	72-0724532 (IRS Employer Identification No.)
313 Carondelet Street, New Orleans, Louisiana 70130 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (504) 533-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

        On October 14, 2004, Hibernia Corporation issued a news release dated October 14, 2004, announcing its financial results for the quarter ended September 30, 2004. A copy of the news release and supplemental financial tables for the quarter ended September 30, 2004 are furnished as exhibits hereto and incorporated by reference into this Item 2.02.

Item 7.01. Regulation FD Disclosure.

        On October 14, 2004, Hibernia Corporation issued a news release dated October 14, 2004, announcing its financial results for the quarter ended September 30, 2004. The news release also includes updated guidance. A copy of the news release and supplemental financial tables for the quarter ended September 30, 2004 are furnished as exhibits hereto and incorporated by reference into this Item 7.01.

Item 9.01. Financial Statements and Exhibits.

        (c)        The exhibits listed below are being furnished in connection with Items 2.02 and 7.01 hereof as a part of this current report on Form 8-K.

Exhibit No.        Description

99.1                    News Release issued by the Registrant on October 14, 2004

99.2                    Supplemental Financial Tables for the Quarter Ended September 30, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2004	HIBERNIA CORPORATION (Registrant) By: /s/ Cathy E. Chessin Cathy E. Chessin Executive Vice President, Secretary and Corporate Counsel

EXHIBIT INDEX

Exhibit No.        Description

99.1                    News Release issued by the Registrant on October 14, 2004

99.2                    Supplemental Financial Tables for the Quarter Ended September 30, 2004

Exhibit 99.1

NEWS RELEASE––HIBERNIA

MEDIA INQUIRIES:	INVESTOR INQUIRIES:	FOR IMMEDIATE RELEASE
Steven Thorpe--Vice President,	Trisha Voltz--Senior Vice President	Oct. 14, 2004
Public Relations	and Manager, Investor Relations
Office: (504) 533-2753	Office: (504) 533-2180
E-mail: sthorpe@hibernia.com	E-mail: tvoltz@hibernia.com

Hibernia Announces Record Third-Quarter Earnings of $76.5 Million,
EPS Assuming Dilution of $0.49; Progress in Texas Continues

        NEW ORLEANS – Hibernia Corporation today reported third-quarter 2004 net income of $76.5 million, up 10% from $69.3 million in third-quarter 2003. Earnings per common share (EPS) and EPS assuming dilution were $0.50 and $0.49, respectively, up 11% from $0.45 and $0.44 a year earlier.

        For the first nine months of 2004, net income was $215.8 million, up 16% from $186.8 million a year earlier. EPS and EPS assuming dilution for the first nine months of 2004 were $1.40 and $1.37, respectively, up 16% and 15% from $1.21 and $1.19 a year earlier.

        “Record earnings, strong asset quality and continued progress in building our sales and service culture marked the third quarter,” said President and CEO Herb Boydstun. “Our positive performance was driven largely by our solid balance sheet, growing distribution system and disciplined business strategies, such as maintaining strong loan underwriting standards. During the quarter, we continued to expand our office network in fast-growing Texas markets with the opening of two more branches in the Dallas-Fort Worth market. We now have 100 offices in Texas.”

        Third-quarter 2004 results reflect the first full-quarter impact of Hibernia’s merger with Coastal Bancorp, Inc., parent of a $2.7-billion-asset Texas savings bank, which became effective May 13, 2004. Third-quarter 2004 expenses related to the merger had an impact of $.01 per diluted share after tax. Management believes the use of some non-GAAP comparisons for selected financial data will assist investors in better understanding the effect of the Coastal acquisition. Reconciling tables for selected financial data can be found on the company’s Internet site (www.hibernia.com/earnings).

        The quarter also reflects the sale of Hibernia’s approximately $10-billion third-party residential mortgage servicing portfolio to CitiMortgage, Inc. Hibernia has agreed to service those loans until the mortgage files are transferred, which is expected to occur in first-quarter 2005. Hibernia will continue to originate home loans but sell the servicing rights for fixed-rate loans. The company also will continue to service approximately $2 billion of Hibernia-owned adjustable-rate mortgages and to own a portfolio of approximately $600 million serviced by others.

        The gross gain on the sale was $2.8 million. After $3.8 million of associated expenses, the transaction resulted in a net loss of approximately $1 million in the third quarter. Hibernia expects to record additional expenses of approximately $1 million for severance and retention-related costs, prior to final transfer of the files in first-quarter 2005.

        “The sale of this servicing portfolio enables us to eliminate the earnings volatility associated with that asset,” Boydstun said. “We think the approximately $2 million in loss and expense is a small cost compared to the earnings volatility this asset has caused us. Mortgage banking remains a key part of our business. We have been Louisiana’s largest mortgage lender for eight years in a row and believe we can continue to succeed in mortgage originations, especially as we expand in high-growth Texas markets, including Houston and Dallas.”

        Management had previously stated it hoped to exceed earlier guidance for 2004 EPS assuming dilution of $1.80 if the initial positive impact of Coastal continued. “Based on third-quarter results and expectations for the remainder of 2004, we are increasing guidance for 2004 EPS assuming dilution to a range of $1.86 to $1.88,” said Boydstun. “Our goal for next year is to grow earnings 8-10%, in line with our mission statement.”

        The net interest margin for third-quarter 2004 was 3.90%, compared to 3.65% for third-quarter 2003 and 4.00% for second-quarter 2004. The 10-basis-point decline from the second quarter reflects a full-quarter impact of the Coastal merger and a relatively flatter yield curve. In third-quarter 2003, the net interest margin was negatively impacted 50 basis points by the prepayment of a $300 million Federal Home Loan Bank advance and termination of a related interest-rate swap. Compared to a year ago, the third-quarter 2004 margin was impacted by the Coastal merger and continued downward repricing of earning assets in the low-rate environment. Based on management’s current assumptions of interest rates and projected balance sheet, the company expects the net interest margin to remain relatively flat in fourth-quarter 2004 and throughout 2005.

        Loans at Sept. 30, 2004, were $15.5 billion, up 27% from $12.2 billion a year earlier. Most of the increase was related to Coastal, which contributed approximately $2 billion in loans on the May 13, 2004, merger date. Loans were up 1% from $15.3 billion at June 30, 2004. The change reflects a slowdown in total portfolio growth. “Given the slowdown, we now expect loan growth for 2004 to be about 7% after adjusting for the $2 billion added from Coastal, and would expect similar loan growth next year,” said Boydstun.

        Deposits at Sept. 30, 2004, totaled $16.7 billion, up 24% from $13.5 billion a year earlier and up 2% from $16.4 billion at June 30, 2004. Coastal contributed approximately $1.7 billion in deposits on the merger date. “We are seeing positive results from our new markets in Texas,” said Boydstun. “We expect the current annualized quarterly deposit growth to continue.”

        Third-quarter 2004 net interest income was $191.8 million, up 28% from $149.8 million for third-quarter 2003 and up 4% from $184.5 million for second-quarter 2004. In third-quarter 2003, net interest income included $20.7 million in expenses from the previously mentioned prepayment of the Federal Home Loan Bank advance and termination of the associated interest-rate swap.

        Noninterest income for third-quarter 2004 was $104.1 million, down 15% from $122.5 million in the third quarter of 2003 and up 3% from $101.4 million for second-quarter 2004. As a result of the sale of the mortgage servicing portfolio, Hibernia did not record charges or reversals associated with mortgage servicing rights (MSR) impairment in third-quarter 2004 and will not record future MSR impairment charges or reversals related to the portfolio that was sold. Noninterest income for the year-ago quarter and second-quarter 2004 included $27.5 million and $24.0 million, respectively, in reversals from the reserve for temporary MSR impairment. The company recorded $3.2 million in gains on sales of mortgage loans in third-quarter 2004, compared to gains of $16.7 million a year earlier. Hibernia recorded net securities gains of $153,000 in third-quarter 2004, compared to net securities losses of $4.9 million and $22.4 million in third-quarter 2003 and second-quarter 2004, respectively.

        Several key fee-generating areas continue to perform well. Service charges on deposits for third-quarter 2004 totaled $48.1 million, up 17% from a year ago and 8% from second-quarter 2004. Card-related fees for third-quarter 2004 were $16.0 million, up 28% from a year earlier and up 4% from second-quarter 2004. “We feel good about our ability to generate noninterest income, as we continue to build a great sales organization and expand in high-growth Texas markets,” said Boydstun. “The opportunity to increase the number of products that former Coastal customers have with us is significant.”

        Noninterest expense for third-quarter 2004 totaled $166.4 million, up 11% from $149.9 million in third-quarter 2003 and up 3% from $160.8 million in second-quarter 2004. Coastal merger-related expenses totaled $2.3 million in third-quarter 2004 and $3.2 million in second-quarter 2004. These expenses include items such as salaries, occupancy, equipment, data processing and advertising, as well as other expenses associated with the merger and integration of Coastal. A detailed breakout of Coastal merger-related expenses can be found in Hibernia’s supplemental financial tables at www.hibernia.com/earnings. Included in third-quarter 2003 noninterest expense is a $9.6 million valuation adjustment of an energy asset that was reclassified from the private-equity portfolio to other foreclosed assets.

Asset quality

        Asset quality remains strong. Third-quarter results include the following:

o	The third-quarter 2004 provision for loan losses was $12.3 million, down 23% from a year earlier and slightly higher than $12.0 million for second-quarter 2004.

o	Net charge-offs for third-quarter 2004 were $12.1 million, down 24% from a year earlier and up 7% from second-quarter 2004.

o	The net charge-off ratio for third-quarter 2004 was 0.31%, compared to 0.53% and 0.32%. By category, net charge-off ratios were:consumer, 0.44%, compared to 0.54% and 0.43%; commercial, -0.06%, compared to 0.33% and -0.20%; and small-business, 0.41%, compared to 0.72% and 0.60%.

o	Nonperforming assets at Sept. 30, 2004, were $75.7 million, compared to $65.7 million a year earlier and $77.0 million at June 30, 2004; nonperforming loans were $64.3 million, compared to $53.1 million and $64.8 million.

o	The nonperforming asset ratio at Sept. 30, 2004, was 0.49%, compared to 0.54% and 0.50%; the nonperforming loan ratio was 0.41%, compared to 0.43% and 0.42%.

o	Reserve coverage of nonperforming loans was 366% at Sept. 30, 2004, compared to 402% and 363%; reserve coverage of total loans was 1.52%, compared to 1.74% and 1.53%.

Texas expansion

        In the third quarter, Hibernia opened two additional de novo offices in the Dallas-Fort Worth market – in Lewisville (Denton County) and Garland (Dallas County). The company expects to open at least three more Houston-area branches and at least two more in the Dallas-Fort Worth market by year-end. This would bring to 16 the total number of new Texas offices opened since the de novo expansion program began in fourth-quarter 2003.

        “We continue to be very pleased with our Texas expansion program,” said Boydstun. “The opening of additional new branches in the fast-growing Dallas-Fort Worth and Houston areas provides added convenience for consumer and small-business banking customers. We’re also meeting the needs of a growing number of commercial customers and are on track to open a smaller version of our commercial financial center in San Antonio in the fourth quarter.” Hibernia already has commercial bankers in Houston, Dallas, Austin and the Rio Grande Valley.

Additional information

         Other results at Sept. 30, 2004, compared to third-quarter 2003, include the following:

o	Assets: $21.4 billion, up 22% from $17.6 billion at Sept. 30, 2003.

o	Leverage ratio: 7.46%, compared to 8.32% a year earlier. The decline resulted from the Coastal merger and was in line with management’s expectations.

o	Stock repurchase: During third-quarter 2004, Hibernia bought back 871,220 shares of its common stock. For the first nine months of 2004, Hibernia repurchased 2.6 million shares.

        For supplemental financial tables, go to www.hibernia.com/earnings. A live listen-only audio Webcast of management’s conference call with analysts and the media will be available beginning at 1 p.m. CT today on hibernia.com. The conference also will be available in archived format at the same address through Oct. 31.

        Hibernia is on Forbes magazine’s list of the world’s 2,000 largest companies and Fortune magazine’s list of America’s top 1,000 companies according to annual revenue. Hibernia has $21.4 billion in assets and 311 locations in 34 Louisiana parishes and 34 Texas counties. Hibernia Corporation’s common stock (HIB) is listed on the New York Stock Exchange.

Statements in this report that are not historical facts should be considered forward-looking statements with respect to Hibernia. Forward-looking statements of this type speak only as of the date of this report. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, unforeseen local, regional, national or global events, economic conditions, asset quality, interest rates, loan demand, changes in business or consumer spending, borrowing or savings habits, deposit growth, adequacy of the reserve for loan losses, competition, stock price volatility, government monetary policy, anticipated expense levels, changes in laws and regulations, the level of success of the Company’s asset/liability management strategies as well as its marketing, product development, sales and other strategies, the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board and other accounting standard-setters, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, unexpected costs or issues in its expansion or acquisition plans and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements and could impact Hibernia’s ability to achieve the goals described in its mission statement. Hibernia undertakes no obligation to update or revise forward-looking statements to reflect subsequent circumstances, events or information or for any other reason.

FINANCIAL INFORMATION (Unaudited) SUMMARY OF OPERATIONS ($ in thousands, except per-share data)

THREE MONTHS ENDED NINE MONTHS ENDED

	September 30 2004	September 30 2003	CHANGE		June 30 2004	CHANGE		September 30 2004	September 30 2003	CHANGE

Interest income	$ 261,558	$ 222,987	17%		$ 240,060	9%		$ 729,497	$685,231	6%
Interest expense	69,719	73,218	(5)		55,540	26		174,695	189,914	(8)

Net interest income	191,839	149,769	28		184,520	4		554,802	495,317	12
Provision for loan losses	12,250	16,000	(23)		12,000	2		36,250	46,750	(22)

Net interest income after provision	179,589	133,769	34		172,520	4		518,552	448,567	16

Noninterest income:
Service charges on deposits	48,115	40,974	17		44,736	8		133,637	115,229	16
Card-related fees	15,994	12,483	28		15,333	4		43,844	36,210	21
Mortgage banking	5,701	44,390	(87)		30,240	(81)		28,792	25,526	13
Retail investment fees	7,887	6,665	18		8,138	(3)		23,723	20,327	17
Trust fees	5,839	5,915	(1)		5,881	(1)		17,892	17,539	2
Insurance	4,808	4,914	(2)		4,766	1		14,381	14,241	1
Investment banking	5,017	2,914	72		3,653	37		12,454	9,359	33
Other service, collection and exchange charges	5,585	4,775	17		5,392	4		16,210	14,713	10
Other operating income	4,992	4,356	15		5,629	(11)		14,964	13,180	14
Securities gains (losses), net	153	(4,859)	103		(22,405)	101		(20,387)	5,341	(482)

Noninterest income	104,091	122,527	(15)		101,363	3		285,510	271,665	5

Noninterest expense:
Salaries and employee benefits	87,347	75,756	15		84,887	3		248,242	228,607	9
Occupancy and equipment	22,035	17,816	24		20,291	9		61,326	53,208	15
Data processing	9,540	9,117	5		10,044	(5)		28,791	27,430	5
Advertising and promotional expense	8,350	5,786	44		8,307	1		24,431	18,226	34
Stationery and supplies, postage and telecommunications	7,318	6,241	17		7,611	(4)		21,316	19,133	11
Amortization of purchase accounting intangibles	1,904	1,240	54		1,551	23		4,616	3,864	19
Foreclosed property expense, net	(493)	9,650	(105)		(250)	(97)		(708)	9,707	(107)
Other operating expense	30,350	24,246	25		28,361	7		84,198	72,603	16

Noninterest expense	166,351	149,852	11		160,802	3		472,212	432,778	9

Income before income taxes and minority interest	117,329	106,444	10		113,081	4		331,850	287,454	15
Income tax expense	40,823	37,182	10		39,700	3		115,942	100,611	15
Minority interest, net of income tax expense	40	--	--		31	29		71	--	--

Net income	$ 76,466	$ 69,262	10%		$ 73,350	4%		$ 215,837	$186,843	16%

Net income per common share	$ 0.50	$ 0.45	11%		$ 0.48	4%		$ 1.40	$ 1.21	16%
Net income per common share - assuming dilution	$ 0.49	$ 0.44	11%		$ 0.47	4%		$ 1.37	$ 1.19	15%
Return on average assets	1.44%	1.55%	(11	)bp	1.46%	(2	)bp	1.44%	1.41%	3	bp
Return on average equity	16.40%	16.32%	8	bp	16.11%	29	bp	15.73%	14.60%	113	bp